Exhibit 10.1

AMENDMENT No. 3
TO THE
BURLINGTON COAT FACTORY HOLDINGS, INC.
2006 MANAGEMENT INCENTIVE PLAN

This Amendment No. 3 (“Amendment”) to the Burlington Coat Factory Holdings, Inc. 2006 Management Incentive Plan (the “Plan”) is made as of the 14th day of September 2009.

WHEREAS, the Plan was adopted by the Board of Directors of Burlington Coat Factory Holdings, Inc., a Delaware corporation (the “Corporation”), as of April 13, 2006; and

WHEREAS, the Plan was previously amended by Amendment No. 1 thereto dated as of December 2, 2008 and Amendment No. 2 thereto dated as of March 19, 2009; and

WHEREAS, the Board now desires to further amend the Plan to provide that, if any Participant forfeits any shares representing  Restricted Stock delivered pursuant to Awards granted under the Plan, such shares shall be added back to shares authorized for issuance under the Plan and shall again be available for granting in connection with future Awards under the Plan.

NOW, THEREFORE, the Plan is amended as follows:

1.	All defined terms used in this Amendment shall have the meanings ascribed to them under the Plan.

2.	A new subsection (c) shall be added to Section 4 of the Plan as follows:

“(c) Effect of Forfeitures.   If any Participant forfeits any shares of Restricted Stock delivered pursuant to Awards granted under the Plan, such shares shall be added back to shares authorized for issuance under the Plan and  shall again be available for granting in connection with future Awards under the Plan.”

      3.  All other terms and conditions of the Plan are hereby confirmed and ratified.